TIDAL TRUST III 485BPOS

Exhibit 99 (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 121 and Amendment No. 124, to the Registration Statement on Form N-1A of Azoria Golden Age ETF, Azoria 500 Meritocracy ETF and Azoria TSLA Convexity ETF, each a series of Tidal Trust III.

Philadelphia, Pennsylvania	/s/ TAIT, WELLER & BAKER LLP
June 16, 2025